EXHIBIT 16.1

October 7, 2004

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on October 5, 2004, to be filed by our former client, Aero Marine Engine, Inc.
We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/  EPSTEIN, WEBER & CONOVER, PLC

cc:     Office of the Chief Accountant
 SECPS Letter File
 Securities and Exchange Commission
 Mail Stop 11-3
 450 Fifth Street, N.W.
 Washington, D.C.  20549